SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2004

INTEGRITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	0-26551	56-2137427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

39 Second Street NW, Hickory, NC 28601

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 894-2483

Not Applicable

(Former address of principal executive offices)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On March 16, 2004, Integrity Financial Corporation (the “Registrant”) announced financial results for the fiscal year ended December 31, 2003, reporting net income of $4,713,878 for the fiscal year ended December 31, 2003 and net income of $1,020,748 for the three months ended December 31, 2003. A copy of the press release (the “Press Release”) announcing the Registrant’s results for the fiscal year ended December 31, 2003 and the quarter ended December 31, 2003 is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated March 16, 2004 with respect to the Registrant’s financial results for the fiscal year ended December 31, 2003

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 16, 2004, the Registrant announced financial results for the fiscal year ended December 31, 2003, reporting net income of $4,713,878 for the fiscal year ended December 31, 2003 and net income of $1,020,748 for the three months ended December 31, 2003. A copy of the Press Release announcing the Registrant’s results for the fiscal year ended December 31, 2003 and the quarter ended December 31, 2003 is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 12.

This Current Report on Form 8-K-A (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Integrity Financial Corporation goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Integrity Financial Corporation management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Integrity Financial Corporation’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY FINANCIAL CORPORATION

By:	/s/ R. Steve Aaron
R. Steve Aaron
President and Chief Executive Officer

Dated: March 16, 2004

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release

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